Exhibit 10.3

FIRST AMENDMENT TO
CHICO’S FAS, INC.
OFFICER SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION

Pursuant to the authority granted under Section 7.01 of the Chico’s FAS, Inc. Officer Severance Plan and Summary Plan Description (as amended and restated effective January 1, 2020) (the “Plan”), the Plan is hereby amended as set forth below.
1.    The following new Article 13 is added to the Plan:

ARTICLE 13

PLAN FREEZE

The Plan is hereby frozen effective March 31, 2020 so that no Employee shall be eligible to participate in the Plan on and after March 31, 2020. If you are an Employee and your employment with the Company is involuntarily terminated on or after March 31, 2020, you are not eligible to participate in or receive any Benefits under the Plan. This Article 13 overrides all other inconsistent provisions in the Plan.

2.     All other provisions of the Plan not inconsistent with the above shall remain in effect.

IN WITNESS WHEREOF, this First Amendment to the Plan is hereby adopted on this 31st day of March, 2020.
CHICO’S FAS, INC.
By: /s/ Gregory S. Baker
Title: Sr. VP-General Counsel & Corp. Secretary